UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 12, 2014 (November 6, 2014)

Newcastle Investment Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-31458 (Commission File Number)	81-0559116 (I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 46th Floor
New York, New York	10105
(Address of principal executive offices)	(Zip code)
(212) 798-6100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

¨    Written communications pursuant to Rule 425 under the Securities Act
¨    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
¨    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
¨    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On November 7, 2014, Newcastle Investment Corp. (“Newcastle”) issued a press release announcing that its previously announced spin-off of New Senior Investment Group Inc. (“New Senior”) had been completed (the “Spin-off Transaction”). The Spin-off Transaction was effected as a taxable pro rata distribution by Newcastle of all of the outstanding shares of common stock of New Senior to the stockholders of record of Newcastle as of October 27, 2014. The stockholders of Newcastle received one share of New Senior common stock for each share of Newcastle common stock held. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.
In connection with the Spin-off Transaction, equitable adjustments were made to each right relating to shares of Newcastle common stock (each, a “Newcastle option”). As of November 6, 2014 (the “Distribution Date”), each Newcastle option that was held by FIG LLC, Newcastle’s manager (the “Manager”), or by the directors, officers, employees, service providers, consultants and advisors of the Manager, was converted into an adjusted Newcastle option and a right relating to a number of shares of New Senior common stock (each, a “New Senior option”). The exercise price of each adjusted Newcastle option and New Senior option is being set to collectively maintain the intrinsic value of the Newcastle option immediately prior to the distribution and to maintain the ratio of the exercise price of the adjusted Newcastle option and the New Senior option, respectively, to the fair market value of the underlying shares as of the Distribution Date, in each case based on the five day average closing price subsequent to the Distribution Date. The remaining terms of the Newcastle options were unchanged.

Item 9.01.    Financial Statements and Exhibits.
(b)        Pro Forma Financial Information
The pro forma financial information specified in Article II of Regulation S-K is filed as Exhibit 99.2 hereto.
(d)     Exhibits
Exhibit
Number    Description
99.1    Press Release, dated November 7, 2014, announcing completion of the Spin-off Transaction.
99.2    Newcastle Investment Corp. Unaudited Pro Forma Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
NEWCASTLE INVESTMENT CORP.
Date: November 12, 2014
    By: /s/ Justine A. Cheng
Name:     Justine A. Cheng
Title:     Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number    Description
99.1    Press Release, dated November 7, 2014, announcing completion of the Spin-off Transaction.
99.2    Newcastle Investment Corp. Unaudited Pro Forma Financial Information.